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                                                                  Exhibit 10.1

                       PEGASUS COMMUNICATIONS CORPORATION
                            EXECUTIVE INCENTIVE PLAN

1. PURPOSE

         The purpose of the Pegasus Communications Corporation Executive Incentive Plan (the "Plan") is to provide an incentive for corporate officers and other key employees who are in a position to contribute materially to the success of the Corporation and its subsidiaries.

2. DEFINITIONS

         The following terms, as used herein, will have the meaning specified:

        (a) "Award" means an incentive payment made pursuant to the Plan.

        (b) "Award Year" means the nine-month period beginning April 1, 2001 and ending December 31, 2001, and calendar years thereafter.

        (c) "Board" means the Board of Directors of the Corporation as it may be comprised from time to time.

        (d) "Cause" means (i) a felony conviction of a Participant; (ii) the commission by a Participant of an act of fraud or embezzlement against the Corporation and/or a Subsidiary; (iii) willful misconduct or gross negligence materially detrimental to the Corporation and/or a Subsidiary; (iv) the Participant's continued failure to implement reasonable requests or directions arising from actions of the Board after thirty (30) days' written notice to the Participant; (v) the Participant's wrongful dissemination or use of confidential or proprietary information; (vi) the intentional and habitual neglect by the Participant of his or her duties to the Corporation and/or a Subsidiary; or (vii) any other reasons consistent with the Corporation's and/or a Subsidiary's policies and procedures regarding dismissals as they are adopted and implemented from time to time.

        (e) "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute, and the regulations promulgated thereunder.

        (f) "Committee" means the committee appointed to administer the Plan, as provided in Section 4.

        (g) "Corporation" means Pegasus Communications Corporation, or any successor corporation.

        (h) "Covered Employee" means a covered employee within the meaning of Code Section 162(m)(3).

        (i) "Employee" means executives and other key employees of the Corporation and its Subsidiaries.

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        (j) "Financial Objectives" means the Performance Criteria described in
            Section 3(b)(i) herein.

        (k) "Individual Objectives" means the Performance Criteria described in
            Section 3(b)(ii) herein, with respect to a Participant who is not a Covered Employee.

        (l) "Participant" means an Employee selected from time to time by the Committee to participate in the Plan.

        (m) "Performance Adjustment" means a factor (or factors), as determined by a schedule established by the Committee, that will, when multiplied by a Participant's Target Award, determine the amount of a Participant's Award.

        (n) "Performance Criterion or Criteria" means the Financial Objectives and/or Individual Objectives selected by the Committee, as set forth in Section 3(b) herein.

        (o) "Performance Target" means the target established by the Committee for each Performance Criterion pursuant to Section 3(c) herein.

        (p) "Subsidiary" means any direct or indirect subsidiary of the Corporation, whether in corporate, partnership or any other form.

        (q) "Target Award" means, with respect to a Participant in any Award Year, the Participant's highest annual base salary during such year multiplied by the percentage of salary established by the Committee for that Participant.

3. AWARDS

        (a) TARGET AWARD. A Target Award will be established by the Committee for each Participant for each Award Year.

        (b) PERFORMANCE CRITERIA. One or more Performance Criteria will be established by the Committee for the Corporation and for each group, division or Subsidiary for each Award Year. The Committee may use the same Performance Criteria each Award Year or may use different Performance Criteria from year to year. With respect to a Participant who is a Covered Employee, Performance Criteria shall consist of Financial Objectives. With respect to a Participant who is not a Covered Employee, Performance Criteria may consist of Financial Objectives, Individual Objectives or a combination of Financial and Individual Objectives. Financial and Individual Objectives are defined as follows:

            (i) FINANCIAL OBJECTIVES -- Financial Objectives shall be expressed in terms of one or more of the following performance measures established by the Committee for each Award Year: earnings per share, net income, net operating income, pre-tax profit, revenue growth, return on sales, return on equity, return on assets, return on investment, total return to stockholders, pre-marketing cash flow, cash flow, EBITDA and subscriber growth. The Committee shall have the authority to alter or adjust Financial Objectives during the course of an Award Year, or to alter or adjust the

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                   financial results otherwise reported or achieved by the
                   Corporation during such Award Year, if it is deemed appropriate to do so, except with respect to Covered Employees, the Committee shall have no discretion to increase, but may decrease, the amount of an Award payable based upon the range of achievement of the Financial Objectives established under Section 3 hereof.

            (ii) INDIVIDUAL OBJECTIVES -- Individual Objectives, if appropriate for a Participant, shall be expressed in terms of significant qualitative or quantitative individual goals to be achieved during the Award Year for which the Award relates. Individual Objectives usually shall be established jointly by the Participant and the Participant's immediate superior, subject to approval by the Chief Executive Officer of the Corporation, or his delegate. A Participant's Individual Objectives may be altered or amended during an Award Year, if necessary, to properly reflect changed business conditions and priorities, subject to approval by the Committee or the Chief Executive Officer or his delegate, as applicable.

        (c) PERFORMANCE TARGET. One or more Performance Targets will be established by the Committee for each Performance Criterion selected for each Award Year.

        (d) PERFORMANCE ADJUSTMENT. The Award payable to any Participant with respect to an Award Year will vary from the Target Award depending upon whether, or the extent to which, Performance Targets have been achieved with respect to such Award Year. All such determinations regarding the achievement of any Performance Target will be made by the Committee in its sole and absolute discretion. The Committee may not increase the amount of compensation that would otherwise be payable upon achievement of the Performance Target or Targets, but it may reduce a Participant's Award if it believes such action would be in the best interest of the Corporation and its stockholders.

            (i) Schedules. At the beginning of each Award Year, the Committee will establish a range for each Performance Criterion that correlates the percentage of Target Award to specified levels of performance.

            (ii) Award Determination. The Award for a Participant for a given Award Year will be calculated by multiplying the Participant's Target Award by the applicable Performance Adjustments with respect to such Award Year.

            (iii) Maximum Award. The maximum award payable to any Participant with respect to any Award Year is $5.0 million, anything in this Plan to the contrary notwithstanding.

        (e) PAYMENT OF AWARDS. Awards will be paid in cash after the Committee has certified the extent to which the Performance Target or Targets have been met and as soon as practicable after the close of the

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            Award Year for which they are made. No Award will be payable to any
            Participant who is not an Employee on the date the Award is scheduled to be paid, except as follows:

            (i) If the Participant dies or becomes disabled prior to the date the Award is scheduled to be paid, the Participant may be granted an Award as and to the extent determined by the Committee;

            (ii) If the Participant retires or is involuntarily terminated other than for Cause prior to the date the Award is scheduled to be paid, the Participant may be granted an Award as and to the extent determined by the Committee, provided that Performance Targets have been met; and

            (iii)  Pursuant to Section 5(n) regarding change of control.

4. ADMINISTRATION

        (a) COMMITTEE. The Plan and all Awards will be administered by the Compensation Committee of the Board or a subcommittee thereof (the "Committee"), which Committee shall consist solely of two or more "outside directors" as defined in the regulations under Code Section 162(m).

        (b) AUTHORITY. The Committee will have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and
            (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

         The Committee may delegate to the officers or employees of the Corporation and/or a Subsidiary the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any authority for which the action of a committee of outside directors is required under Code Section 162(m) (e.g., decisions regarding timing, eligibility, amount or other material terms of any Awards).

        (c) DETERMINATIONS. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. With respect to Covered Employees, the Committee shall determine the Target Award, Performance Criteria, Performance Target and Performance Adjustment not later than 90 days after the beginning of the Award Year to which such measure relates; provided, however, that the outcome is substantially uncertain at the time the measure is established and that no such determination shall be made after 25 percent of the Award Year has elapsed. Notwithstanding the foregoing, the Committee may decrease the amount of the Award payable in accordance with Section 3(b) or Section 3(c) herein at any time prior to the payment of the Award.

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        (d) LIABILITY. No member of the Committee or the Board will be liable for any action taken or determination made in good faith with respect to the Plan or any Award thereunder, and the Corporation will defend Committee and Board members for any actions taken or decisions made in good faith under the Plan.

        (e) PARTICIPANTS. The Committee will designate the corporate officers who shall be Participants in the Plan with respect to an Award Year, and it may designate group, division or Subsidiary key employees to be Participants.

        (f) AWARDS. Subject to the terms of the Plan, the Committee will have full and complete authority to determine, among other things, the Employees to whom, and the time or times at which, Awards will be made and the requisite conditions thereof.

        (g) CODE SECTION 162(m). It is the intent of the Corporation that this Plan and Awards hereunder satisfy, and be interpreted in a manner that, in the case of Participants who are or may be Covered Employees, satisfies the applicable requirements of Code Section 162(m) so that the Corporation's tax deduction for remuneration in respect of this Plan for services performed by such Covered Employees is not disallowed in whole or in part by the operation of such Code Section. If any provision of this Plan or if any Award would otherwise frustrate or conflict with the intent expressed in this Section 4(g), that provision shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Covered Employees.

5. MISCELLANEOUS

        (a) NONASSIGNABILITY. No Award will be assignable or transferable (including pursuant to a pledge or security interest) other than by will or by the laws of descent and distribution.

        (b) WITHHOLDING TAXES. Whenever payments under the Plan are to be made, the Corporation and/ or the Subsidiary will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

        (c) AMENDMENT OR TERMINATION OF THE PLAN. The Board or the Compensation Committee of the Board may, from time to time, suspend or discontinue the Plan or revise, amend or terminate the Plan; provided, however, that without the approval of stockholders (in the manner described in regulations under Code Section 162(m)), the Board or the Committee may not change (i) the Performance Criteria,
            (ii) the individuals or class of individuals eligible to participate in the Plan, or (iii) the maximum amount payable with respect to any Award Year to a Covered Employee under the Plan. Continuation of the Plan shall be subject to stockholder approval to the extent required by regulations under Code Section 162(m) (e.g., no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the performance goal).

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        (d) NON-UNIFORM DETERMINATIONS. The Committee's determinations under the
            Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations and to establish non-uniform and selective Target Awards; provided, however, that after the period set forth in
            Section 4(c) herein, the Committee may not increase the amount of compensation that would otherwise be payable to a Covered Employee upon achievement of the Performance Target or Targets with respect to an Award Year.

        (e) OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan will be deemed in any way to limit or restrict the Corporation, its Subsidiaries, or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

        (f) PAYMENTS TO OTHER PERSONS. If payments are legally required to be made to any person other than the person to whom any amount is available under the Plan, payments will be made to the person to whom the Committee, or its delegate, believes to be legally entitled to the payment. Any such payment will be a complete discharge of the liability of the Committee.

        (g) UNFUNDED PLAN. No provision of the Plan will require the Corporation or its Subsidiaries, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets; nor will the Corporation or its Subsidiaries maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants will have no rights under the Plan other than as unsecured general creditors of the Corporation and its Subsidiaries, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they will have the same rights as other employees under generally applicable law.

        (h) LIMITS OF LIABILITY. Neither the Corporation or a Subsidiary, nor any member of the Board, the Committee, or any other person participating in the interpretation, administration or application of the Plan shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

        (i) RIGHTS OF EMPLOYEES. Nothing contained in this Plan will confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or a Subsidiary, or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person's compensation or other benefits, or to terminate the employment or other service of such person with or without Cause.

        (j) SECTION HEADINGS. The section headings contained herein are for convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

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        (k) INVALIDITY. If any term or provision contained herein will to any extent be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision or part hereof.

        (l) APPLICABLE LAW. The Plan will be governed by the laws of the jurisdiction in which the Corporation is incorporated as determined without regard to the conflict of law principles thereof.

        (m) EFFECTIVE DATE. The Plan shall be effective as of April 1, 2001, and as amended from time to time thereafter; provided, however, that if the Plan is not approved by stockholders, in the manner described in regulations under Code Section 162(m), no Award shall be paid to any Covered Employee pursuant to the Plan.

        (n) CHANGE OF CONTROL. In the event of a Change of Control of the Corporation, then immediately after such event becomes effective (the "Effective Date"), the Corporation shall pay to each Participant the pro rata amount of said Participant's Target Award for said Award Year, determined solely by the ratio which the number of calendar quarters in the Award Year which have elapsed as of the Effective Date (including the calendar quarter in which the Change of Control occurred) bears to four (4).

            The following definitions shall apply for purposes of this subsection:

            (i) "Change of Control" means the occurrence of any of the following: (A) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation to any "person" (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than the Principal or his Related Parties, (B) the adoption of a plan relating to the liquidation or dissolution of the Corporation, (C) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise directly or indirectly), of more of the voting stock of the Corporation (measured by voting power rather than number of shares) than is "beneficially owned" (as defined above) at such time by the Principal and his Related Parties in the aggregate, or (D) the first day on which a majority of the members of the Board are not Continuing Directors.

            (ii) "Continuing Directors" means, as of any date of determination, any member of the Board who (A) was a member of the Board on April 1, 2001, or (B) was nominated for election or elected to the Board with approval of a majority

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                   of the Continuing Directors who were members of the Board at the time of such nomination or election.

            (iii)  "Principal" means Marshall W. Pagon.

            (iv) "Related Party" means (A) any immediate family member of the Principal or (B) any trust, corporation, partnership or other entity, more than 50% of the voting equity interests of which are owned directly or indirectly by, and which is controlled by, the Principal and/or such other persons referred to in the immediately preceding clause (A). For purposes of this definition, (I) "immediate family member" means spouse, parent, step-parent, child, sibling or step-sibling, and (II) "control," as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. In addition, the Principal's estate shall be deemed to be a Related Party until such time as such estate is distributed in accordance with the Principal's will or applicable state law.